Exhibit 5.1

June 7, 2021

Armstrong Flooring, Inc.

2500 Columbia Avenue

Lancaster, Pennsylvania 17603

Re:	Armstrong Flooring, Inc., Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Armstrong Flooring, Inc., a Delaware corporation (the “Company”), in connection with the filing of the referenced Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of 300,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable under the Amended and Restated Armstrong Flooring, Inc. 2016 Directors Stock Unit Plan (the “Shares”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in the manner and in accordance with the terms of the Amended and Restated Armstrong Flooring, Inc. 2016 Directors Stock Unit Plan will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation Law.

Armstrong Flooring, Inc.

June 7, 2021

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius LLP
1701 Market Street Philadelphia, PA 19103-2921 United States	+1.215.963.5000 +1.215.963.5001